EXHIBIT 99.1
                                                                    NEWS RELEASE
                                                           For Immediate Release

USA Technologies Contact:                            Investor Relations Contact:
George R. Jensen, Jr., Chairman & CEO                Ken Sgro
Stephen P. Herbert, President & COO                  CEOcast, Inc.
Phone: (800) 633-0340                                Phone: (212) 732-4300
e-mail: sherbert@usatech.com

               USA TECHNOLOGIES APPOINTS KEY EXECUTIVES TO PREPARE
                            FOR NEXT PHASE OF GROWTH

MALVERN, PA, May 19, 2004 -- USA Technologies, Inc. (OTC Bulletin Board: USTT) today announced the appointment of Mary West Young, the former Chief Accounting Officer with the RCN Corporation, as its new Chief Financial Officer, to help guide the Company into an exciting new period of growth and prosperity.

The Company also announced the appointment of David M. DeMedio, who was formerly acting CFO, as Vice President, Financial and Data Services, which is expected to be one of the fastest growing parts of USA Technologies' business supporting its e-Port(R), e-Suds(TM) and Business Express(R) office networks.

"Both executives bring enormous skills and experiences to their new positions as USA Technologies rapidly acquires new customers and leverages a series of strategic partnerships with leaders in growing consumer markets," said George Jensen, Chairman and CEO, USA Technologies. "These key appointments will help USA navigate its plan to achieve accelerated record growth and profitability in fiscal year 2005."

Ms. Young comes to USA Technologies with more than 25 years as a financial professional with some of America's largest corporations. She was Senior Vice President-Controller and Chief Accounting Officer with RCN Corp, a $3 billion telecommunications company, where she supervised more than 100 finance and accounting employees. Prior to RCN, she served as Vice President-Finance for De Lage Landen Financial Services, Inc., and was Director-International Finance and Controller at Verizon Communications International. She also held management positions with PriceWaterhouse Coopers, and First Union Corp.

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Young will largely be responsible for developing financial plans and strategies to drive USA Technologies' growth and expansion in a number of key markets, including intelligent vending, cashless transaction services, energy management, commercial laundry, and office services.

Mr. DeMedio will assume responsibility for the delivery of all network, financial and data services to USA Technologies' customers through the USALive(R) network.

"USA Technologies is delighted to have Mary and Dave in their new roles as the Company prepares for rapid revenue growth in fiscal 2005," said Mr. Jensen.

About USA Technologies:

USA Technologies is a leader in the networking of distributed assets, wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash/mobile commerce systems in the vending, commercial laundry, hospitality and digital imaging industries. USA Technologies is an IBM Business Partner and an inaugural member of the Sprint Enabling Application Service Provider Program for e-commerce. The Company has marketing agreements with the Sprint, Motient, MEI, Kinko's and the ZiLOG Corporation. http://

Statement under the Private Securities Litigation Reform Act:

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including but not limited to the ability of the Company to increase revenues in the future, the ability to achieve a positive cash flow, the ability to obtain orders for or install its products, the ability to obtain new customers and the ability to commercialize its products (including the e-Port on a chip), which could cause actual results or revenues to differ materially from those contemplated by these statements.